UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2007 (May 30, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2026 McGaw Avenue Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 428-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward looking statements to conform these statements to actual results.

Item 3.02. Unregistered Sales of Equity Securities

On May 24, 2007, we issued 300,000 warrants as a settlement of a legal dispute. The warrants have an exercise price of $1.04 per share and expire on March 1, 2009. Between May 30, 2007 and July 17, 2007, the Company issued 1,110,000 shares of its common stock, originally registered for resale under a Form S-1 or Form S-3, to nine accredited investors pursuant to the exercise of Series S warrants to purchase 1,110,000 shares of common stock, exercisable at $1.00 per share, in exchange for cash proceeds of $1,110,000. The warrants were originally issued to these investors in September, 2004 in consideration for the prior performance of business development, international sales and marketing, strategic business consulting, public relations, domestic sales and marketing and advertising services rendered to the Company and in settlement of disputes relating to such services. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of these securities. All of the recipients took their securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

On July 23, 2007, the Company issued 2,912,600 shares of its common stock, originally registered for resale under a Form S-3, to one accredited investor upon the conversion of $2,999,978 of principal of the February, 2007 Convertible Debentures at a conversion price of $1.03 per share. On July 26, 2007, the Company issued 3,827,505 shares of its common stock, registered for resale under a Form S-3, to two accredited investors upon the conversion of $3,942,422 of principal of the February, 2007 Convertible Debentures at a conversion price of $1.03 per share. The Debentures were originally issued in February, 2007 and had been carried on the Company's balance sheet as long term debt prior to the conversion. The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. All of the recipients took their securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Between July 17, 2007 and July 25, 2007, the Company issued 705,143 shares of its common stock, registered for resale under a Form S-1, to one accredited investor upon the conversion of $987,200 of principal of Convertible Debentures at a conversion price of $1.40 per share. The Debentures were originally issued in August 2004 and had been carried on the Company's balance sheet as long term debt prior to the conversion. The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: July 26, 2007
/s/ Domonic J. Carney
Domonic J. Carney, Chief Financial Officer